Exhibit 10.2
ADDENDUM
TO THE AGREEMENT
BETWEEN GE HEALTHCARE
AND LIFEPOINT
Contract No.
This Addendum modifies the above-referenced Agreement as set forth below, and, except as modified in this Addendum, the Agreement shall go into full force and effect as originally written. Unless otherwise indicated, all terms used herein shall have the meaning ascribed to them in the Agreement. In consideration of the promises and covenants below and in the Agreement, the parties agree to modify the Agreement as follows:
STANDARD TERMS AND CONDITIONS-SALES AND SERVICE
TERM
A new section is added with the heading above and the following text:
The term of this Agreement is extended from the current expiration date of March 31st, 2008 to the new expiration date of June 30th, 2012. The changes provided in this addendum are effective July 1st, 2007.
ALTERNATE IMAGING PROGRAM
A new section is added with the heading above and the following text:
All terms and conditions of the Lifepoint Choice program apply to the facilities participating in the Alternate Imaging Program, except for the changes outlined below:
–	Minimum coverage of Preventative Maintenance (PM Only) is required for all imaging equipment, including both GE and multi-vendor equipment, as well as End of Product Life (EOPL) equipment

–	Diagnostic Imaging Equipment in the MR, CT and Cath/Vascular modalities will be covered at the full service level, excluding tubes and image intensifiers. Non-GE equipment in MR, CT and Cath/Vascular products will be covered at the full service level, including tubes and image intensifiers, if elected and identified on Schedule A

–	All x-ray tubes for GE imaging equipment will be provided under GE’s GlassPro program, as defined below and provided for in the GlassPro service offering

–	Service for peripheral equipment (laser cameras, paxports, injectors) are optionally included, if indicated on Schedule A

–	Labor rates for hourly billed service (HBS) rates will be consistent with the rates charged under the Lifepoint Choice program; GE Healthcare will have the option to provide all corrective maintenance for equipment covered under PM only coverage, excluding EOPL equipment.

–	Facilities listed below participating in the Alternate Imaging Program may transition to the Choice Program at any time during the term of this Agreement with appropriate notice to GE

–	Expenses for CT equipment will be capped as indicated on Schedule A.
GE Proprietary and Confidential

The following facilities currently participating in the Alternate Imaging Program will continue to do so under the Agreement, and under the revised terms as outlined in this addendum

-	Coastal Carolina Medical Center `	Hardeeville, South Carolina
-	Northeast Nevada Medical Center	Elko, NV
-	Colorado River Medical Center	Needles, CA
-	Los Alamos Medical Center	Los Alamos, NM
-	Parkview Regional Hospital	Mexia, TX
The following facilities will commence participation in the Alternate Imaging Program effective July 1, 2007:

-	Teche Regional Medical Center	Morgan City, LA
-	Doctors Hospital	Opelousas, LA
-	Opelousas PET/CT Imaging Center	Opelousas, LA
-	Minden Medical Center	Minden, LA
-	Bolivar Medical Center	Cleveland, MS
-	Acadian Medical Center	Eunice, LA
-	Wythe County Community Hospital	Wytheville, VA
-	Martinsville Medical Center	Martinsville, VA (CT, MR and Cath only)
-	Memorial Medical Center	Las Cruces, NM (effective January 1st, 2008)
All facilities currently participating in the Lifepoint Choice program will continue to do so under the Agreement and under the revised terms as outlined in this addendum.
GLASSPRO TUBE PRICING
A new section is added with the heading above and the following text:
Glasspro tube pricing is revised as follows for the systems listed below:

	Current Tube	Revised Tube
System Type	Pricing	Pricing
HiSpeed CT/I w/Performix Tube 630	$75,000	$65,000
HiSpeed QX/I w/Performix ADV	$75,000	$65,000
HiSpeed QX/I w/Performix Ultra	$75,000	$65,000
Lightspeed QX/I w/Performix ADV	$75,000	$65,000
All Lightspeeds w/Performix Ultra	$90,000	$65,000
Lightspeed RT w/ Performix Pro	$100,000	$75,000
Lightspeed Pro 16, VCT w/Performix Pro	$100,000	$75,000
Discovery LS, ST w/ Performix Tube	$90,000	$65,000
ACCESSORIES AND CONSUMABLE INSTALLATION LABOR
A new section is added with the heading above and the following text:
For biomedical equipment covered under full service for the facilities listed in Schedule B, all accessories and consumables will be installed during contract hours without any additional charge.
GE Proprietary and Confidential

NON-CONTRACT WORK
A new section is added with the heading above and the following text:
GE Healthcare will use actual billing for all non-contract labor for imaging and biomedical equipment being performed by GE Healthcare. GE Healthcare will not use any minimum billing provisions for such work.
MR PRICING
A new section is added with the heading above and the following text:
At all hospitals listed on Schedule A, annual full service pricing for MR systems is revised as outlined in the attached Schedule A and will be maintained throughout the term of this revised Agreement at 1% above the HPG Standard Incentive Program (SIP) pricing for MR. Should GE Healthcare reduce pricing for the HPG Standard Incentive Program, GE Healthcare will make the appropriate changes to pricing under this Agreement within 30 days of the effective date of the change.
CT PRICING/CT CAP
A new section is added with the heading above and the following text:
The annual full service CT pricing (excluding tubes) and CT system cap is revised as outlined in the attached Schedule A. Specifically, standard CT pricing for multi-slice systems is summarized below:

System Type	System Pricing	System CAP
4 Slice CTs	$46,585	$91,000
8 Slice CTs	$61,215	$112,000
16 Slice CTs (Excl 16 Pro)	$64,295	$116,000
16 Pro and 64 Slice VCTs	$70,000	$130,000
SEPARATE CAP OF SERVICE EXPENSES — CT
A new section is added with the heading above and the following text:
A separate CAP for CT expenses will be maintained and will be applicable for all GE CT systems covered under both the Lifepoint Choice Program and the Alternate Imaging Program. The CAP for service expenses for all other equipment covered under the Lifepoint Choice program will otherwise remain unchanged.
COVERAGE LEVEL REVIEW — BIOMEDICAL EQUIPMENT
A new section is added with the heading above and the following text:
For hospitals listed on Schedule B, GE will complete a comprehensive coverage level review within the first 90 days of the effective date of the revised Agreement. GE
GE Proprietary and Confidential

COVERAGE LEVEL — PORTABLE X-RAY EQUIPMENT
A new section is added with the heading above and the following text:
For all hospitals listed on Schedule A and included in the Choice program, portable X-Ray equipment included in this Agreement is revised to provide for full service without tube coverage. Tubes will be provided under GE’s GlassPro pricing.
HBS RATES AT MEMORIAL MEDICAL CENTER — LAS CRUCES
A new section is added with the heading above and the following text:
The HBS rates applicable to this Agreement will be utilized for all applicable hourly-billed service activity for diagnostic imaging equipment at Memorial Medical Center in Las Cruces, NM for as long as the hospital remains owned or managed by a LifePoint affiliate.
HBS RATES AT NEWLY ACQUIRED LIFEPOINT FACILITIES
A new section is added with the heading above and the following text:
The GlassPro tube replacement rates and HBS rates applicable to diagnostic imaging equipment provided for in thisAgreement will be utilized for all applicable hourly-billed service activity for diagnostic imaging equipment at newly acquired Lifepoint facilities.
END OF LIFE EQUIPMENT
A new section is added with the heading above and the following text:
On a semi-annual basis, both parties agree to review the imaging equipment covered under this Agreement for End of Life (EOL) announcements made by the Original Equipment Manufacturer (OEM) that either party is aware of. PM only pricing options, where appropriate, will be provided at that time. Lifepoint will have the option to retire the subject equipment or convert to PM only coverage. Lifepoint will also have the option to remain at the existing coverage level, if acceptable to GE Healthcare. Any changes in contract coverage will be effective no earlier than the effective date of the EOL announcement.
INVOICING/ CENTRAL BILLING
A new section is added with the heading above and the following text:
Invoicing for services rendered for all facilities participating in the Alternate Imaging Program will be provided to Lifepoint Corporate.
TERMINATION FOR FINAL YEAR
GE Proprietary and Confidential

Invoicing for services rendered for all facilities participating in the Alternate Imaging Program will be provided to Lifepoint Corporate.
TERMINATION FOR FINAL YEAR
A new section is added with the heading above and the following text:
At least ninety (90) days prior to July 1st, 2011, you may provide GE Healthcare with written notice to terminate the final year of this Agreement. Upon termination, neither party will have any further obligations under the Agreement except for (i) payment obligations arising prior to the termination date and (ii) as described in the Confidentiality section.
An authorized representative of each party has executed this Addendum, which shall be effective on the same date as the Agreement.

GE HEALTHCARE		LIFEPOINT HOSPITAL HOLDINGS, INC.

By:	/s/ Thomas G Cooper	By:	/s/ William Gracey

Name: Thomas G Cooper		Name: William Gracey
Title: Nat’l Svc Sales		Title: President
Date: 6/21/2007		Date: 6-25-07
GE Proprietary and Confidential

SCHEDULE B — LIST OF LIFEPOINT HOSPITALS PARTICIPATING IN GE BIOMED PROGRAM

Facility	City	ST
Andalusia Regional Hospital	Andalusia	AL
Lakeland Community Hospital	Haleyville	AL
Northwest Medical Center	Winfield	AL
Russellville Hospital	Russellville	AL
Vaughan Regional Medical Center	Selma	AL
Havasu Regional Medical Center	Lake Havasu	AZ
Valley View Medical Center	Mohave	AZ
Colorado River Medical Center	Needles	CA
Putnam Community Medical Center	Palatka	FL
Western Plains Medical Center	Dodge City	KS
Bluegrass Community Hospital	Versailles	KY
Bourbon Community Hospital	Paris	KY
Georgetown Community Hospital	Georgetown	KY
Jackson Purchase Medical Center	Mayfield	KY
Lake Cumberland Regional Hospital	Somerset	KY
Logan Memorial Hospital	Russellville	KY
Meadowview Regional Medical Center	Maysville	KY
Spring View Hospital	Lebanon	KY
River Parishes Hospital	Laplace	LA
Ville Platte Medical Center	Ville Platte	LA
Athens Medical Center	Athens	TN
Crockett Hospital	Lawrenceburg	TN
Emerald Hodgson Hospital	Sewanee	TN
Hillside Hospital	Pulaski	TN
Livingston Hospital	Livingston	TN
Southern TN Medical Center	Winchester	TN
Ashley Valley Medical Center	Vernal	UT
Castleview Hospital	Price	UT
Clinch Valley Medical Center	Richlands	VA
Logan Regional Medical Center	Logan	WV
Raleigh General Hospital	Beckley	WV
Lander Valley Medical Center	Lander	WY
Riverton Memorial Hospital	Riverton	WY
GE Proprietary and Confidential

Agency Authorization
Agreement
GE Healthcare
AGENCY AUTHORIZATION AGREEMENT FOR SERVICE ON NON-GE EQUIPMENT
Customer named below hereby designates GE Healthcare as its duly authorized agent to act on Customer’s behalf to conduct the following business matters:
w	Negotiate and enter into service agreements for the equipment specified in the attached proposal or contract.
w	Obtain service support, parts, parts pricing, technical information (including manuals, software, etc.), service histories, and time and material cost for the equipment specified in the attached proposal or contract.
w	Obtain or develop and negotiate and enter into training agreements for the equipment covered by the attached proposal or contract.
This agency authorization is effective as of the date shown below and continues in force until 6/30/2012, unless earlier revoked in writing by an authorized representative of Customer.
CUSTOMER INFORMATION

Name:	Lifepoint Hospital Holdings, Inc.
(Facility Name)

By:	William Gracey
(Printed Authorized Name)

Signature:	William Gracey
(Authorized Signature)

Title:	President
(Typed or Printed)

Date:	6-25-07

GE Company Proprietary and Confidential	Serv103106	General Electric Company